Exhibit 99

275 West Federal Street

Youngstown, Ohio 44503-1203

FOR IMMEDIATE RELEASE

Media Contact:	Investor Contact:
Colleen Scott	James R. Reske
Vice President of Marketing	Chief Financial Officer
Home Savings	United Community Financial Corp.
(330) 742-0638	(330) 742-0592
cscott@homesavings.com	jreske@ucfconline.com

United Community Financial Corp. Announces Third Quarter Results;

Substantial Improvement in Asset Quality Measures

YOUNGSTOWN, Ohio (November 13, 2012) – United Community Financial Corp. (Company) (Nasdaq: UCFC), holding company of The Home Savings and Loan Company of Youngstown, Ohio (Home Savings), today reported a consolidated net loss of $26.9 million, or $(0.82) per diluted share, for the three months ended September 30, 2012. The loss was due primarily to a $33.0 million charge related to the bulk loan sale. The Company also reported a net loss of $23.0 million, or $(0.70) per diluted share, for the nine months ended September 30, 2012.

Selected third quarter results:

•	Delinquent loans were $51.2 million at September 30, 2012, down 59.6% year to date

•	Nonperforming assets were $66.8 million at September 30, 2012, down 57.4% year to date

•	Classified loans were $58.4 million at September 30, 2012, down 73.5% year to date

•	Home Savings’ Tier 1 leverage ratio was 8.27% and the total risk based capital ratio was 15.85%

Patrick W. Bevack, President and Chief Executive Officer of UCFC and Home Savings, commented that, “The bulk asset sale completed in September represented an enormous step forward for the Company. We have achieved a substantial improvement in our asset quality and a dramatic reduction in our risk profile, and have exceeded our regulatory asset quality targets well ahead of schedule.”

Asset Quality

Delinquent loans were $51.2 million at September 30, 2012, down $144.0 million, or 74.8%, from their high point of $195.2 million at March 31, 2010. Nonperforming loans at September 30, 2012 were $46.6 million, down $108.5 million, or 70.0%, from their high point of $155.1 million at June 30, 2010. Nonperforming assets were $66.8 million at September 30, 2012, down $130.4 million, or 66.1%, from their high point of $197.2 million at June 30, 2010. Significant improvement in asset quality in the third quarter was driven by the bulk sale. Of the loans sold in the bulk sale, $91.6 million were classified, $63.3 million were nonperforming and $53.0 million were noncurrent.

The provision for loan losses was $30.3 million for the third quarter of 2012, as compared to $6.3 million for the second quarter in 2012. The provision expense in the third quarter of 2012 included $29.4 million directly associated with the bulk sale.

	June 30, 2012	September 30, 2012
Asset Quality Measure (1)	(As Reported)	(As Reported)	Change
Classified Loans	$171,839	$58,373	$(113,466)
Other Real Estate Owned and Other Repossessed Assets	$24,778	$20,206	$(4,572)
Total Classified Assets	$196,617	$78,579	(118,038)
Classified Assets/(Tier 1 + ALLL)	91.41%	44.21%	-47.20%
Total Nonperforming Loans	$114,529	$46,557	$(67,972)
Allowance for Loan Losses	$30,933	$20,048	$(10,885)
Allowance for Loan Losses/Nonperforming Loans	27.01%	43.06%	16.05%
Nonperforming Assets/Total Assets	7.31%	3.65%	-3.66%
Noncurrent Loans (30+ Days Delinquent)	$109,785	$51,220	$(58,565)
Texas Ratio (2)	62.59%	34.89%	-27.70%

(1)	Dollar amounts in thousands. All dollar amounts shown are book balance prior to any allowance for loan losses
(2)	Texas Ratio is defined as nonperforming assets divided by the sum of tangible common equity and the allowance for loan losses

Net Interest Income and Margin

Net interest income for the three months ended September 30, 2012 was $14.1 million, a decline of $2.3 million over the prior quarter. A decrease also was seen in the net interest margin, which changed 38 basis points from 3.55% during the second quarter to 3.17% during the third quarter.

Total interest income decreased $2.7 million in the third quarter of 2012 compared to the second quarter of 2012, primarily as a result of a decrease of $85.7 million in the average balance of outstanding loans.

Total interest expense decreased $411,000 for the quarter ended September 30, 2012, as compared to the previous quarter. The change was due primarily to a reduction of $342,000 in interest paid on deposits. The average outstanding balance of certificates of deposit declined by $34.2 million, while non-time deposits increased by $852,000. Also contributing to the change was a reduction of 10 basis points in the cost of certificates of deposit. Interest expense also improved due to the prepayment of $690,000 in term borrowings.

Net interest income for the nine months ended September 30, 2012, and September 30, 2011, was $46.4 million and $50.3 million, respectively. Despite a decrease of $3.9 million in net interest income, the net interest margin for the two periods was comparable. The net interest margin was 3.34% for the nine months ended September 30, 2012, and 3.36% the nine months ended September 30, 2011.

Total interest income decreased $13.3 million in the first nine months of 2012 compared to the first nine months of 2011, primarily as a result of a decrease of $283.7 million in the average balance of outstanding loans. This change in interest income was further impacted by a decrease in the yield on net loans of 30 basis points.

Total interest expense decreased $9.4 million for the nine months ended September 30, 2012, as compared to the same period last year. The change was due primarily to reductions of $8.1 million in interest paid on deposits. The overall decrease in interest expense was attributable to the maturity of the Step CDs and a shift in deposit balances from certificates of deposit to relatively less expensive non-time deposits. The average outstanding balance of certificates of deposit declined by $212.0 million, while non-time deposits increased by $45.9 million. The decrease in certificates of deposit balances also can be attributable to the sale of four of the Bank’s branches, which took place in the fourth quarter of 2011. The maturing of the Step CDs led to a reduction of 84 basis points in the cost of certificates of deposit. The yield on non-time deposits declined 16 basis points.

Noninterest Income

Noninterest income decreased in the third quarter of 2012 to $3.8 million, as compared to $6.9 million in the second quarter of 2012. The $3.1 million decrease in noninterest income was largely driven by lower gains recognized on the sale of available for sale securities. Lower gains were driven by a decrease in the volume of sales in the third quarter of 2012 as compared to the prior quarter. Also affecting the decrease in noninterest income were higher losses recognized on the valuation and disposal of real estate owned in the third quarter. During the three months ended September 30, 2012, Home Savings increased the valuation allowance on certain properties to absorb estimated closing costs at the time of disposal.

Noninterest income increased in the first nine months of 2012 to $15.8 million, as compared to $11.2 million for the first nine months of 2011. Driving the increase in noninterest income were gains recognized on the sale of available for sale securities. In the first nine months of 2012, Home Savings sold securities totaling approximately $281.8 million and consequently recognized a $5.2 million gain. Fees generated on nondeposit investments increased $475,000 during the first nine months of 2012 as compared to the same period last year. The change was driven by the volume of investment activity in 2012. Some of Home Savings’ customers that had funds deposited in Step CDs that matured in the first quarter of 2012 were retained and their deposits were invested in various mutual funds and insurance annuities offered through Home Savings’ Investments Division. Finally, lower losses incurred on real estate owned and other repossessed assets during the nine months ended September 30, 2012, as compared to the same period last year, were the result of the need to mark fewer properties down to fair market value as real estate values have stabilized.

Noninterest Expense

Noninterest expense was $17.3 million in the third quarter of 2012 as compared to $17.0 million in the second quarter of 2012, or an increase of $287,000. Professional fees, including legal and other consultants, were higher during the third quarter of 2012 due to the engagement of professionals hired to assist management in completing the bulk sale. Professional fees specifically associated with the bulk asset sale aggregated $1.2 million. Primarily offsetting this increase in professional fees were lower prepayment penalties associated with the prepayment of FHLB term advances.

Noninterest expense was $50.9 million in the first nine months of 2012, compared to $47.0 million in the first nine months of 2011. This increase of $3.9 million was caused by an increase in salaries and employee benefits of $2.3 million and an increase in professional fees of $1.6 million. Partially offsetting these two increases was a decrease in real estate owned and other repossessed asset expenses of $621,000.

Capital and Book Value

Home Savings’ Tier 1 leverage ratio was 8.27% as of September 30, 2012, as compared to 9.32% at June 30, 2012. Home Savings’ total risk-based capital ratio was 15.85% at September 30, 2012, as compared to 16.43% at June 30, 2012. Tangible book value per share at September 30, 2012 was $5.21, as compared to $5.94 at June 30, 2012.

While Home Savings is still operating under a Consent Order requiring a minimum Tier 1 leverage ratio of 9.0%, the Company worked closely with its regulators to keep them informed of the bulk sale of problem assets that took place in the third quarter, and obtained their concurrence to complete the sale along with the Bank’s commitment to meet the 9.0% requirement by March 31, 2013.

Home Savings is a wholly-owned subsidiary of the Company and operates 34 full-service banking offices and eight loan production offices located throughout Ohio and western Pennsylvania. Additional information on the Company and Home Savings may be found on the Company’s web site: www.ucfconline.com.

###

When used in this press release, the words or phrases “believes,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project”, “will have” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including changes in economic conditions in the Company’s market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the Company’s market area, and competition that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company advises readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

The Company does not undertake, and specifically disclaims any obligation, to release publicly the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

UNITED COMMUNITY FINANCIAL CORP.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Unaudited)

	September 30, 2012	December 31, 2011
	(Dollars in thousands)
Assets:
Cash and deposits with banks	$20,904	$26,573
Federal funds sold and other	36,626	27,563

Total cash and cash equivalents	57,530	54,136
Securities:
Available for sale, at fair value	551,795	459,598
Loans held for sale	9,076	12,727
Loans, net of allowance for loan losses of $20,048 and $42,271, respectively	1,100,328	1,379,276
Federal Home Loan Bank stock, at cost	26,464	26,464
Premises and equipment, net	21,355	19,175
Accrued interest receivable	5,660	6,741
Real estate owned and other repossessed assets	20,206	33,486
Core deposit intangible	263	346
Cash surrender value of life insurance	28,626	28,354
Other assets	9,641	10,384

Total assets	$1,830,944	$2,030,687

Liabilities and Shareholders’ Equity
Liabilities:
Deposits:
Interest bearing	$1,331,281	$1,440,448
Noninterest bearing	159,361	148,049

Total deposits	1,490,642	1,588,497
Borrowed funds:
Federal Home Loan Bank advances	50,000	128,155
Repurchase agreements and other	90,603	90,618

Total borrowed funds	140,603	218,773
Advance payments by borrowers for taxes and insurance	14,121	23,282
Accrued interest payable	628	610
Accrued expenses and other liabilities	13,370	10,780

Total liabilities	1,659,364	1,841,942

Shareholders’ Equity:
Preferred stock-no par value; 1,000,000 shares authorized and unissued	—	—
Common stock-no par value; 499,000,000 shares authorized; 37,804,457 shares issued and 32,891,495 and 32,597,762 shares, respectively, outstanding	128,228	128,031
Retained earnings	84,778	110,681
Accumulated other comprehensive income	10,303	5,032
Treasury stock, at cost, 4,912,962 and 5,206,695 shares, respectively	(51,729)	(54,999)

Total shareholders’ equity	171,580	188,745

Total liabilities and shareholders’ equity	$1,830,944	$2,030,687

UNITED COMMUNITY FINANCIAL CORP.

CONSOLIDATED STATEMENTS OF NET INCOME

(Unaudited)

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2012	2012	2011	2012	2011
	(Dollars in thousands, except per share data)
Interest income
Loans	$14,567	$16,959	$19,558	$49,182	$63,489
Loans held for sale	101	104	163	305	270
Securities:
Available for sale	3,219	3,540	3,323	10,253	9,264
Federal Home Loan Bank stock dividends	279	280	264	859	858
Other interest earning assets	25	11	13	48	35

Total interest income	18,191	20,894	23,321	60,647	73,916
Interest expense
Deposits	2,600	2,942	5,972	9,574	18,384
Federal Home Loan Bank advances	535	613	793	1,880	2,414
Repurchase agreements and other	928	919	931	2,766	2,781

Total interest expense	4,063	4,474	7,696	14,220	23,579

Net interest income	14,128	16,420	15,625	46,427	50,337
Provision for loan losses	30,279	6,264	11,836	37,223	22,272

Net interest income after provision for loan losses	(16,151)	10,156	3,789	9,204	28,065

Non-interest income
Non-deposit investment income	478	506	389	1,525	1,050
Service fees and other charges	793	901	203	4,011	3,244
Net gains (losses):
Securities available for sale	1,192	3,555	1,958	5,161	3,500
Other -than-temporary loss on equity securities
Total impairment loss	—	—	(35)	—	(73)
Loss recognized in other comprehensive income	—	—	—	—	—

Net impairment loss recognized in earnings	—	—	(35)	—	(73)
Mortgage banking income	2,110	1,727	682	5,308	4,432
Real estate owned and other repossessed assets	(1,795)	(923)	(2,627)	(3,447)	(4,981)
Other income	974	1,183	1,346	3,234	4,032

Total non-interest income	3,752	6,949	1,916	15,792	11,204

Non-interest expense
Salaries and employee benefits	8,634	8,684	7,927	25,651	23,297
Occupancy	845	851	854	2,495	2,615
Equipment and data processing	1,665	1,720	1,592	5,074	4,910
Franchise tax	521	437	370	1,396	1,241
Advertising	134	211	204	486	466
Amortization of core deposit intangible	26	28	33	83	106
Prepayment penalty	65	738	—	803	—
Deposit insurance premiums	1,012	1,055	1,111	3,176	3,573
Professional fees	2,219	1,039	1,290	4,138	2,545
Real estate owned and other repossessed asset expenses	383	419	361	1,504	2,125
Other expenses	1,826	1,861	827	6,061	6,089

Total non-interest expenses	17,330	17,043	14,569	50,867	46,967

Income (loss) before income taxes	(29,729)	62	(8,864)	(25,871)	(7,698)
Income tax expense (benefit)	(2,838)	—	—	(2,838)	—

Net income (loss)	$(26,891)	$62	$(8,864)	$(23,033)	$(7,698)

Earnings (loss) per share
Basic	$(0.82)	$—	$(0.29)	$(0.70)	$(0.25)
Diluted	(0.82)	—	(0.29)	(0.70)	(0.25)

UNITED COMMUNITY FINANCIAL CORP.

SELECTED FINANCIAL HIGHLIGHTS

(Unaudited)

	At or for the quarters ended
	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011
		(In thousands, except per share data)
Financial Data
Total assets	$1,830,944	$1,906,995	$2,041,964	$2,030,687	$2,071,001
Total loans, net	1,100,328	1,249,595	1,325,101	1,379,276	1,437,575
Total securities	551,795	431,040	530,283	459,598	416,460
Total deposits	1,490,642	1,541,699	1,571,859	1,588,497	1,687,941
Total shareholders’ equity	171,580	195,631	190,014	188,745	182,697
Net interest income	14,128	16,420	15,879	14,838	15,625
Provision for loan losses	30,279	6,264	680	2,386	11,836
Noninterest income, excluding other-than-temporary impairment losses	3,752	6,949	5,091	12,037	1,951
Net impairment losses recognized in earnings	—	—	—	16	35
Noninterest expense	17,330	17,043	16,494	16,545	14,569
Income tax expense (benefit)	(2,838)	—	—	—	—
Net income (loss)	(26,891)	62	3,796	7,928	(8,864)
Share Data
Basic earnings (loss) per share	$(0.82)	$—	$0.12	$0.25	$(0.29)
Diluted earnings (loss) per share	(0.82)	—	0.12	0.25	(0.29)
Book value per share	5.22	5.95	5.78	5.79	5.90
Tangible book value per share	5.21	5.94	5.77	5.78	5.88
Market value per share	3.49	2.98	2.44	1.27	1.35
Shares outstanding at end of period	32,891	32,885	32,876	32,598	30,984
Weighted average shares outstanding—basic	32,751	32,802	32,693	31,295	30,896
Weighted average shares outstanding—diluted	32,987	32,843	23,697	31,295	30,896
Key Ratios
Return on average assets	-5.67%	0.01%	0.74%	1.53%	-1.69%
Return on average equity	-53.53%	0.12%	7.89%	16.97%	-18.98%
Net interest margin	3.17%	3.55%	3.30%	3.04%	3.18%
Efficiency ratio	93.62%	78.50%	77.35%	87.96%	79.67%
Capital Ratios
Tier 1 leverage ratio	8.27%	9.32%	8.96%	8.61%	8.13%
Tier 1 risk-based capital ratio	14.59%	15.16%	13.94%	13.30%	11.98%
Total risk-based capital ratio	15.85%	16.43%	15.21%	14.57%	13.25%
Equity to assets	9.37%	10.26%	9.31%	9.29%	8.82%
Tangible common equity to tangible assets	9.36%	10.24%	9.29%	9.28%	8.80%

UNITED COMMUNITY FINANCIAL CORP.

SELECTED FINANCIAL HIGHLIGHTS

(Unaudited)

	At or for the quarters ended
	‘September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011
	(Dollars in thousands)
Loan Portfolio Composition
Real Estate Loans
One-to four-family residential	$587,220	$635,756	$649,000	$667,375	$677,708
Multi-family residential*	82,518	98,545	114,493	120,991	125,370
Nonresidential*	150,693	229,303	263,891	276,198	303,165
Land*	16,363	19,113	19,735	23,222	22,172
Construction Loans
One-to four-family residential and land development	32,483	42,077	49,311	59,339	66,761
Multi-family and nonresidential*	4,480	4,528	4,527	4,528	4,528

Total real estate loans	873,757	1,029,322	1,100,957	1,151,653	1,199,704
Consumer Loans	222,995	225,067	231,008	238,397	245,367
Commercial Loans	22,183	24,799	26,434	30,146	35,277

Total Loans	1,118,935	1,279,188	1,358,399	1,420,196	1,480,348
Less:
Allowance for loan losses	20,048	30,933	34,523	42,271	44,162
Deferred loan costs, net	(1,441)	(1,340)	(1,225)	(1,351)	(1,389)

Total	18,607	29,593	33,298	40,920	42,773

Loans, net	$1,100,328	$1,249,595	$1,325,101	$1,379,276	$1,437,575

* Categories are considered commercial real estate
	At or for the quarters ended
	‘September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011
	(Dollars in thousands)
Deposit Portfolio Composition
Checking accounts
Interest bearing checking accounts	$128,794	$126,502	$129,795	$119,298	$120,115
Non-interest bearing checking accounts	159,361	162,152	164,155	148,049	152,577

Total checking accounts	288,155	288,654	293,950	267,347	272,692
Savings accounts	259,578	259,593	256,628	234,828	249,426
Money market accounts	345,428	344,750	339,824	314,907	327,751

Total non-time deposits	893,161	892,997	890,402	817,082	849,869
Retail certificates of deposit	597,481	648,632	681,457	771,415	838,073

Total certificates of deposit	597,481	648,632	681,457	771,415	838,073

Total deposits	$1,490,642	$1,541,629	$1,571,859	$1,588,497	$1,687,942

Certificates of deposit as a percent of total deposits	40.08%	42.07%	43.35%	48.56%	49.65%

UNITED COMMUNITY FINANCIAL CORP.

SELECTED FINANCIAL HIGHLIGHTS

(Unaudited)

	At or for the quarters ended
	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011
		(Dollars in thousands)
Allowance For Loan Losses
Beginning balance	$30,933	$34,523	$42,271	$44,162	$46,223
Provision	30,279	6,264	680	2,386	11,836
Net chargeoffs	(41,164)	(9,854)	(8,428)	(4,277)	(13,897)

Ending balance	$20,048	$30,933	$34,523	$42,271	$44,162

Net Charge-offs
Real Estate Loans
One-to four-family	$15,010	$962	$762	$366	$1,380
Multi-family	5,632	588	68	203	14
Nonresidential	15,340	7,057	2,579	975	3,693
Land	1,561	44	1,776	217	281
Construction Loans
One-to four-family residential and land development	2,658	516	2,098	1,874	6,737
Multi-family and nonresidential	(120)	4	—	—	—

Total real estate loans	40,081	9,171	7,283	3,635	12,105
Consumer Loans	1,536	160	745	493	864
Commercial Loans	(453)	523	400	149	928

Total	$41,164	$9,854	$8,428	$4,277	$13,897

	At or for the quarters ended
	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011
		(Dollars in thousands)
Nonperforming Loans
Real Estate Loans
One-to four family residential	$5,817	$26,705	$23,721	$26,637	$27,250
Multi-family residential	1,512	9,582	5,411	5,860	6,517
Nonresidential	17,484	43,103	41,871	42,902	44,243
Land	6,228	8,316	8,472	11,142	11,655
Construction Loans
One-to four-family residential and land development	9,527	18,335	22,455	27,104	31,166
Multi-family and nonresidential	—	—	—	—	—

Total real estate loans	40,568	106,041	101,930	113,645	120,831
Consumer Loans	4,921	6,702	6,165	6,620	5,890
Commercial Loans	1,068	1,786	1,813	2,830	7,361

Total Loans	$46,557	$114,529	$109,908	$123,095	$134,082

Total Nonperforming Loans and Nonperforming Assets
Past due 90 days and on nonaccrual status	$41,335	$97,357	$91,153	$104,812	$102,890
Past due 90 days and still accruing	47	47	303	39	3

Past due 90 days	41,382	97,404	91,456	104,851	102,893
Past due less than 90 days and on nonaccrual	5,175	17,125	18,452	18,244	31,189

Total Nonperforming Loans	46,557	114,529	109,908	123,095	134,082
Other Real Estate Owned	19,732	24,325	28,517	32,946	37,697
Repossessed Assets	474	453	540	540	619

Total Nonperforming Assets	$66,763	$139,307	$138,965	$156,581	$172,398

Total Troubled Debt Restructured Loans
Accruing	$17,002	$18,530	$35,657	$33,146	$30,784
Non-accruing	4,531	14,250	15,161	17,752	16,932

Total	$21,533	$32,780	$50,818	$50,898	$47,716